Exhibit 99.1

Member Audio/Web Conference November 1, 2017

Cautionary Statement Regarding Forward-Looking Information Statements contained in these slides, including statements describing the objectives, projections, estimates, or predictions of the future of the Bank, may be “forward-looking statements.” These statements may use forward-looking terms, such as “anticipates,” “believes,” “could,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. The Federal Home Loan Bank of Pittsburgh (the Bank) cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: economic and market conditions, including, but not limited to, real estate, credit and mortgage markets; volatility of market prices, rates, and indices related to financial instruments; political, legislative, regulatory, litigation, or judicial events or actions; changes in assumptions used in the quarterly Other-Than-Temporary Impairment (OTTI) process; risks related to mortgage-backed securities; changes in the assumptions used in the allowance for credit losses; changes in the Bank’s capital structure; changes in the Bank’s capital requirements; membership changes; changes in the demand by Bank members for Bank advances; an increase in advances’ prepayments; competitive forces, including the availability of other sources of funding for Bank members; changes in investor demand for consolidated obligations and/or the terms of interest rate exchange agreements and similar agreements; changes in the FHLBank System’s debt rating or the Bank’s rating; the ability of the Bank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which the Bank has joint and several liability; applicable Bank policy requirements for retained earnings and the ratio of the market value of equity to par value of capital stock; the Bank’s ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements); business and capital plan adjustments and amendments; technology risks; and timing and volume of market activity. We do not undertake to update any forward-looking information. Some of the data set forth herein is unaudited. 2

Financial Highlights – Statement of Income Nine months ended Sept 30, Over/ (in millions) 2017 2016 (Under) Net interest income $ 328.0 $ 254.2 $    73.8 Provision (benefit) for credit losses                —                1.1                 (1.1) Realized gains from sales of AFS securities                —    12.6    (12.6) All other income (loss)                26.2                (8.8)                 35.0 Other expense                66.7                58.8                 7.9 Income before assessment    287.5    198.1                89.4 Affordable Housing Program (AHP) assessment                28.8                19.8                 9.0 Net income $ 258.7 $ 178.3 $    80.4 Net interest margin (bps) 46 38                8 3

Financial Highlights – Selected Balance Sheet Nine months ended Sept 30, Over/(Under) (in millions) 2017 2016 Amount Percent Average: Total assets $ 97,109 $ 91,049 $    6,060                7 % Advances    73,237    67,022                6,215                 9 Total investments    19,007    19,344                (337)                 (2) (in millions) Sept 30, Dec 31, Over/(Under) 2017 2016 Amount Percent Spot: Advances $ 74,228 $ 76,809 $    (2,581)                (3) % Capital stock                3,697                3,755                 (58)                (2) Retained earnings                1,119                986                 133                13 4

Capital Requirements (in millions) Sept 30, Dec 31, 2017 2016 Permanent capital $ 4,822 $ 4,747 Excess permanent capital    over RBC requirement $ 3,900 $ 3,839 Regulatory capital ratio (4% minimum) 4.8% 4.7% Leverage ratio (5% minimum) 7.2% 7.0% Market value/capital stock (MV/CS) 135.4% 128.9% 5

Membership Update Kris Williams

Highlights • Another great quarter for the co-op • Record average advances – highest nine-month period ever • $710 million in MPF fundings from our members through 9/30/2017 – highest level in 10 years 7

Membership Value Proposition • Stable Stock Value Shareholder Cash Dividend • Financial Return + • Community Dividend “Community Dividend” Value of Membership • Vibrant Bank    Customer • Access to Liquidity Product & • Products and Services That Service Usage Help Your Business 8

Stable Stock Value • FHLBank stock always trades at par – our goal at all times is to maintain a market value above par • When market value is above par and a new advance is executed, the purchase of capital stock at par reduces the PAR total market value of the FHLBank 9

Financial Return 8.00% • Return on equity improved significantly over the past four 7.00% years 6.00% • 2016 and 2015 results were 5.00% generated from member activity, Activity whereas 2014 benefited from 4.00% litigation gains 3.00% • A reliable dividend is important 2.00% to membership value Membership 1.00% • We will continue to pay a 0.00% differentiated dividend payment based on activity versus membership Quarterly Dividend Rate (Excluding Special Dividend) Annual Return on Equity YTD September 30, 2017; full year may be different 10

“Community Dividends” 2017 results • Affordable Housing Program: $23 million available • 154 applications received; results announced December 14 • Banking On Business: $6 million for 2017 • Reopened October 6; $2.2 million still available • Community Lending Program • $1.25 billion revolving pool; $257.2 million available • First Front Door • $9.5 million committed to 1,913 homebuyers; program closed for 2017 $9.5 million includes funds from homebuyer withdraws and partially funded disbursements that are recommitted during the open round 11

Access to Liquidity • Attractive advance pricing depends on the FHLBank’s ability to raise attractively priced funding in the capital markets • Current FHLBank funding spreads versus Treasuries are attractive in maturities across the curve when compared to the 5-year average of spreads—An excellent time to term out advances! • FHLBank floating-rate funding is currently pricing quite well relative to LIBOR due to strong investor demand, especially Money Funds 12

Vibrant Bank • FHLBank vibrancy is driven by member activity with the Bank • Advances have seen significant growth in the last four years • The Mortgage Partnership Finance® (MPF ®) Program continues to grow year over year • Continued increase of letter of credit users across the membership 13 “Mortgage Partnership Finance” and “MPF” are registered trademarks of the Federal Home Loan Bank of Chicago    13

Membership Feedback on Dividend Payment Preference • Surveyed membership on dividend payment preference—Fixed (stated) percentage (current method), or—Target spread to a market rate (floating rate) • 50% response rate • 71% preferred fixed percentage 14

Term-Out Tuesdays Return • Tuesdays – Nov. 7 through Dec. 5 • Terms – two years and greater • Best rates – 9:30 a.m. through noon • Allows members to extend liabilities to counterbalance the risk of rising short-term rates • Call your Relationship Manager – or                Product Delivery Service Center, 800-288-3400, x 2. 15

Products and Services Advances and Bank Services Maximum Community Investment Membership Letters of Product Value Credit Offerings Mortgage Partnership Finance® (MPF®) Program Participation The value of your membership increases the more you use FHLBank products and services. 16